EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000 relating to the consolidated financial statements and financial statement schedule of Lexmark International, Inc., which appears in Lexmark International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Lexington, Kentucky
January 4, 2001







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